    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1997
                                                     REGISTRATION NO. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                _______________

                                DATA RACE, INC.
            (Exact name of registrant as specified in its charter)


             TEXAS                                    74-2272363
(State or other jurisdiction of        (I.R.S. employer identification number)
incorporation or organization)


                            12400 NETWORK BOULEVARD
                           SAN ANTONIO, TEXAS  78249
         (Address, including zip code, of principal executive offices)
                                _______________

                                DATA RACE, INC.
                            1995 STOCK OPTION PLAN
                           (Full title of the Plan)
                                _______________

                                 W. B. BARKER
                            12400 NETWORK BOULEVARD
                           SAN ANTONIO, TEXAS  78249
                                 (210)263-2000
(Name, address and telephone number, including area code, of agent for service)
                                _______________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                        Proposed            Proposed
          Title of                  Amount              Maximum             Maximum            Amount of
         Securities                 to be            Offering Price        Aggregate         Registration
      to be Registered            Registered           Per Share         Offering Price           Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value     381,350 shares (1)      $11.0889 (2)       $4,228,752 (2)        $1,282
---------------------------------------------------------------------------------------------------------
Common Stock, no par value     118,650 shares (3)       $13.50 (4)        $1,601,775 (4)        $  485
---------------------------------------------------------------------------------------------------------
Total                          500,000 shares                             $   5,830,527         $1,767
---------------------------------------------------------------------------------------------------------

 (1) Issuable upon exercise of options previously granted under the DATA RACE, Inc. 1995 Stock Option Plan.
 (2)  For the purpose of calculating the registration fee pursuant to Rule 457
      (h), the offering price and registration fee are computed on the basis of the weighted average exercise price with respect to options previously granted under the DATA RACE, Inc. 1995 Stock Option Plan.
 (3) Issuable upon exercise of options available to be granted under the DATA RACE, Inc. 1995 Stock Option Plan.
 (4) For the purpose of calculating the registration fee pursuant to Rule 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock on March 31, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996;

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant, filed October 5, 1992, including any amendment or report filed hereafter for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The

Company has amended its Articles of Incorporation and added Article Ten adopting such limitations on a director's liability. The Company's Articles of Incorporation also provide in Article Ten, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

          Article VIII of the Company's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer or employee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

          An insurance policy obtained by the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

Exhibit No.               Description of Exhibit
----------                -----------------------

4.1             Form of Common Stock certificate of the
                Registrant (a)

4.2             1995 Stock Option Plan of the Registrant (b)

5               Opinion of Akin, Gump, Strauss, Hauer &
                Feld, L.L.P. (c)

23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5 to this Registration Statement)

23.2            Consent of KPMG Peat Marwick LLP (c)

24 Power of Attorney (included on signature page of this Registration Statement)

-------------------
(a) Filed as Exhibit to Form S-1 Registration Statement (No. 33-51170), effective October 7, 1992, and incorporated herein by reference to such Exhibit.
(b) Filed as Appendix to Proxy Statement filed with the Securities and Exchange Commission on November 8, 1995, and incorporated herein by reference to such Appendix.
(c)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on April 1, 1997.

                                DATA RACE, INC.

                                By: /s/ W. B. Barker
                                    ----------------------------
                                    W. B. Barker
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints W. B. Barker and Gregory T. Skalla, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with such changes as they may deem appropriate, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           NAME                      TITLE                         DATE
           ----                      -----                         ----

/s/ W. B. Barker            President, Chief Executive         April 1, 1997
-----------------------      Officer and Director
W. B. Barker

/s/ Gregory T. Skalla       Vice President-Finance, Chief
------------------------     Financial Officer, Treasurer      April 1, 1997
Gregory T. Skalla            and Secretary (Principal
                             Financial and Accounting Officer)

/s/ Jeffrey P. Blanchard    Chairman of the Board              April 1, 1997
------------------------
Jeffrey P. Blanchard

/s/ Matthew A. Kenny        Director                           April 1, 1997
------------------------
Matthew A. Kenny

/s/ George R. Grumbles      Director                           April 1, 1997
------------------------
George R. Grumbles

/s/ Marcelo A. Gumucio      Director                           April 1, 1997
------------------------
Marcelo A. Gumucio

/s/ Dwight E. Lee           Director                           April 1, 1997
------------------------
Dwight E. Lee

                                   EXHIBITS
                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.    Exhibit                                             Numbered Page
----------     -------                                             -------------

4.1             Form of Common Stock certificate of the Registrant (a)

4.2             1995 Stock Option Plan of the Registrant (b)

5               Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (c)

23.1            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                (included in the opinion filed as Exhibit 5 to this Registration Statement)

23.2            Consent of KPMG Peat Marwick LLP (c)

24              Power of Attorney (included on signature page of this
                Registration Statement)
______________________

(a) Filed as Exhibit to Form S-1 Registration Statement (No. 33-51170), effective October 7, 1992, and incorporated herein by reference to such Exhibit.
(b) Filed as Appendix to Proxy Statement filed with the Securities and Exchange Commission on November 8, 1995, and incorporated herein by reference to such Appendix.
(c)  Filed herewith.